IQST – iQSTEL Announces Record Breaking Revenue and Gross Margin Reaching $46M YTD Revenue Before End of Q1

NEW YORK, March 21, 2024 -- iQSTEL Inc. (OTC-QX: IQST) today announced the company’s YTD revenue through March 17th surpassed $46 million based on preliminary accounting. $46 million is a new record high quarterly revenue with two weeks still left to go in the quarter. Q1-2024 will be the third straight consecutive revenue record breaking quarter in a row.

At the same time, the YTD gross margin has already exceeded the gross margin for the entire 4th Qtr. of FY2023. iQSTEL previously announced that Q4-FY2023 gross margin was a record high exceeding the previous record set in Q3-FY2023. Even with 2 weeks still left in Q1-FY2024, the company’s gross margin record has been broken yet again now for a third consecutive quarter.

YTD revenue and gross margin do not include any benefit from the QXTEL acquisition agreement announced on January 22, 2024 and it does not reflect any contribution from the Pro Forma financial statement published in conjunction with the QXTEL acquisition on February 8, 2024.

iQSTEL management confirms April 1st as the target date for closing the acquisition.

iQSTEL CEO Leandro Iglesias said, “We have been consistently breaking one record after another quarter after quarter since Q3 last year. This is an important milestone for IQSTEL because we announced profitability in Q3-FY2023. We are very optimistic this trend will continue for Q2 FY-2024 and beyond enhanced further by the pending acquisition closing of QXTEL.”

About IQSTEL:

iQSTEL Inc. (OTC-QX: IQST) (www.iQSTEL.com) is a US-based, multinational publicly listed company preparing for a Nasdaq up-listing with an FY2023 $140 million revenue based on preliminary accounting. iQSTEL's mission is to serve basic human needs in today's modern world by making the necessary tools accessible regardless of race, ethnicity, religion, socioeconomic status, or identity.  iQSTEL recognizes that in today's modern world, the pursuit of the human hierarchy of needs (physiological, safety, relationship, esteem and self-actualization) is marginalized without access to ubiquitous communications, the freedom of virtual banking, clean affordable mobility and information and content. iQSTEL has 4 Business Divisions delivering accessibly to the necessary tools in today's pursuit of basic human needs: Telecommunications, Fintech, Electric Vehicles and Metaverse.

•	The Enhanced Telecommunications Services Division (Communications) includes VoIP, SMS, International Fiber-Optic, Proprietary Internet of Things (IoT), and a Proprietary Mobile Portability Blockchain Platform.
•	The Fintech Division (Financial Freedom) includes remittances services, top up services, Master Card Debit Card, a US Bank Account (No SSN required), and a Mobile App.
•	The Electric Vehicles (EV) Division (Mobility) offers Electric Motorcycles and plans to launch a Mid Speed Cars.
•	The Artificial Intelligence (AI)-Enhanced Metaverse Division (information and content) includes an enriched and immersive white label proprietary AI-Enhanced Metaverse platform to access products, services, content, entertainment, information, customer support, and more in a virtual 3D interface.

The company continues to grow and expand its suite of products and services both organically and through mergers and acquisitions.  iQSTEL has completed 10 acquisitions since June 2018 and continues to develop an active pipeline of potential future acquisitions.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.
IR US Phone: 646-740-0907
IR Email: investors@iqstel.com

Contact Details
iQSTEL Inc.
+1 646-740-0907
investors@iqstel.com

Company Website
www.iqstel.com

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